 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 2, 2012

Global Gold Corporation

(Exact name of registrant as specified in its charter)

Delaware	02-69494	13-3025550
(State or other jurisdiction	(Commission	(IRS
of incorporation)	File Number)	Identification No.)

555 Theodore Fremd Avenue, Rye, NY	10580
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (914) 925-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 2, 2012, Retired Justice Herman Cahn, the arbitrator in the New York City arbitration between Caldera Resources, Inc. (“Caldera”) and Global Gold issued an interim decision noting that “on January 19, 2012, I signed an order which, for the limited period of time set forth in that order, prohibited in the parties' sale, transfer, pledge, assignment, encumbrance, or hypothecation of any rights, title, shares, or interests in Marjan-Caldera LLC, a Delaware Limited Liability Company (“Marjan-Caldera”), the Marjan Mining Company LLC of the Republic of Armenia…” and “the January 19, 2012 Order, among other things, stated that it will not affect 'any other judicial proceeding or enforcement of any other judicial proceeding,' and that it was 'not intended as a stay of any court proceedings in any other court, including those courts in the United States or in the Republic of Armenia,” and decreeing:

1.	The November 17, 2011 and January 19, 2012 Order of the Arbitrator are and shall remain in full force and effect.
2.	Global Gold shall be permitted to “enter” or file the Armenian Decision in the courts of the Republic of Armenia.
3.

Pending the decision on liability in the Arbitration, Global Gold, shall not take any affirmative action in furtherance of the sale, transfer, pledge, assignment, encumbrance, or hypothecation of any rights, title, shares, or interests in Marjan Mining, Marjan Caldera, the Marjan property and/or the Marjan License.

4.	Nothing herein shall prevent Global Gold's agent Ashot Boghossian from serving as General Director of Marjan Mining.
5.	To the extent any question arises about other actions either party feels is required to enter and enforce the decision of the Armenian courts, the party may move to amend this Order.

all as more particularly set out in exhibit 10.3, below.

On March 2, 2012, in accordance with the time limit imposed by Armenian law, the State Registry of the Republic of Armenia issued a new certificate reinstating Global Gold Mining, LLC, a wholly owned subsidiary of Global Gold Corporation, as the 100% owner of the Marjan Mining Company and Mr. Ashot Boghossian as the General Director of Marjan Mining. The online summaries of the Registry's corrected records are available at www.e-register.am/en/companies/73713 .

Final decisions in the New York arbitration are still pending.

On March 1, 2012, United States Federal District Judge, Kenneth Karas, for the Southern District Court of New York also denied the petition of Caldera Resources, Inc. for an Order to Show Cause against Global Gold.

Earlier, on February 23, 2012, Global Gold Corporation issued a press release announcing that in three final, non-appealable decisions issued and effective February 8, 2012 the Armenian Court of Cassation affirmed the July 29, 2011 Armenian trial court and December 12, 2012 Court of Appeals decisions which ruled that Caldera's registration and assumption of control through unilateral charter changes of the Marjan Mine and Marjan Mining Company, LLC were illegal and that ownership rests fully with Global Gold Mining.

Global Gold reiterates that it assumes no responsibility for any information disseminated by Caldera Resources, Inc. related to the Armenian Court Decisions, the arbitration proceedings in New York City, or related matters.

Item 9.01 Exhibits

Exhibit No.	Description

10.3	March 2, 2012 Order of the Arbitrator

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2012	Global Gold Corporation

	By:	/s/ Van Z. Krikorian
	Name:	Van Z. Krikorian
	Title:	Chairman & Chief
Executive Officer